Exhibit 99.1

NABORS ANNOUNCES OFFERINGS OF COMMON SHARES AND MANDATORY CONVERTIBLE PREFERRED SHARES

Hamilton, Bermuda, May 9, 2018 — Nabors Industries Ltd. (NYSE:NBR) (“Nabors”) announced today that it has commenced concurrent underwritten public offerings of 35,000,000 of its common shares and 5,000,000 of its new mandatory convertible preferred shares, series A (the “mandatory convertible preferred shares”). In connection with the common shares offering, Nabors intends to grant the underwriters a 30-day option to purchase an additional 5,250,000 common shares. In connection with the mandatory convertible preferred shares offering, Nabors intends to grant the underwriters a 30-day overallotment option to purchase an additional 750,000 mandatory convertible preferred shares. Nabors intends to use the net proceeds from these offerings to repay borrowings outstanding under its revolving credit facility, which it may re-borrow from time to time for the repayment of other indebtedness, and for general corporate purposes.

Each mandatory convertible preferred share is expected to have a liquidation preference of $50 per share.

Unless earlier converted, each mandatory convertible preferred share will automatically convert into a variable number of Nabors’ common shares on the mandatory conversion date, which is expected to be May 1, 2021. The number of Nabors’ common shares issuable on mandatory conversion will be determined based on the average of the volume-weighted average prices of Nabors’ common shares over the 20-trading day period commencing on and including the 21st scheduled trading day immediately preceding May 1, 2021. The dividend rate and the conversion terms of the mandatory convertible preferred shares will be determined at the time of pricing of the offering of the mandatory convertible preferred shares.

Morgan Stanley & Co. LLC (“Morgan Stanley”) and Citigroup Global Markets Inc. will be acting as book-running managers for both offerings. The offerings are subject to market and other conditions, and there can be no assurance as to whether or when the offerings may be completed or the actual size or timing of either offering.

The offerings of these securities are being made pursuant to an effective shelf registration statement previously filed by Nabors with the Securities and Exchange Commission (“SEC”). The common shares and the mandatory convertible preferred shares may only be offered by means of a prospectus supplement and accompanying base prospectus, each forming a part of the shelf registration statement. Copies of either or both prospectus supplements and the accompanying base prospectus for either offering or both, may be obtained, when available, at the SEC’s website at http://www.sec.gov or from Morgan Stanley at 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department or by calling 1-866-718-1649 or by e-mail at prospectus@morganstanley.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of any shares in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer or sale will be made only by means of Nabors’ prospectus supplement and the base prospectus forming part of the effective registration statement relating to these securities.

Statements in this release that are not historical facts are “forward-looking” statements and “safe harbor statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in Nabors’ public filings with the SEC. Nabors has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those indicated in such forward-looking statements include risks related to market conditions and the satisfaction of customary closing conditions related to the proposed offerings, as well as risks and uncertainties associated with Nabors’ business and finances in general. Other factors that could cause actual results to differ materially from those indicated by the forward-looking statements include those factors listed under the caption “Risk Factors” in Nabors’ Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 3, 2018, and Form 10-K for the year ended December 31, 2017, filed with the SEC on March 1, 2018, as amended by Amendment No. 1 to Nabors’ Annual Report on Form 10-K filed with the SEC on March 29, 2018, as well as other filings Nabors makes with the SEC from time to time. In providing forward-looking statements, Nabors is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If Nabors updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

About Nabors Industries

Nabors Industries (NYSE: NBR) owns and operates one of the world’s largest land-based drilling rig fleets and is a provider of offshore platform rigs in the United States and numerous international markets. Nabors also provides directional drilling services, performance tools, and innovative technologies for its own rig fleet and those of third parties. Leveraging our advanced drilling automation capabilities, Nabors’ highly skilled workforce continues to set new standards for operational excellence and transform our industry.

Media Contacts

For further information regarding Nabors, please contact Dennis A. Smith, Vice President of Corporate Development & Investor Relations, +1 281-775-8038. To request investor materials, contact Nabors’ corporate headquarters in Hamilton, Bermuda at +1 441-292-1510 or via email at mark.andrews@nabors.com.